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                                                                   EXHIBIT 23.4

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                                                 August 7, 1997

The Board of Directors CommNet Cellular Inc. 8350 East Crescent Parkway Suite 400 Englewood, Colorado 80111

Dear Members of the Board:

  We hereby consent to the use of our opinion letter, dated May 27, 1997, to the Special Committee of the Board of Directors of CommNet Cellular Inc. ("CommNet"), included as Annex II to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of CommNet and AV Acquisition Corp., and to the references therein to such opinion under the captions "Summary--The Merger--Opinion of Merrill Lynch," "The Merger--Background of the Merger," "The Merger-- Recommendation of the Special Committee and the Board of Directors; Reasons for the Merger," and "The Merger--Opinion of Merrill Lynch."

  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER &
                                           SMITH
                                                      INCORPORATED

                                                  /s/ Michael R. Costa
                                          By __________________________________
                                                     Managing Director
                                                 Investment Banking Group